Exhibit 4.1
AMENDMENT NO. 3 TO RIGHTS AGREEMENT
     This Amendment No. 3, dated as of February 3, 2009 (the “Amendment”), is between Brightpoint, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, a New York limited purpose trust company, as Rights Agent (the “Rights Agent”).
     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of February 20, 1997, as amended on January 4, 1999 and April 12, 2004, (the “Rights Agreement”), defining the terms of the Rights (as defined therein); and
     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below.
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:
1. AMENDMENTS TO SECTION 7
     Section 7(a) of the Rights Agreement is amended to accelerate the Final Expiration Date from April 12, 2014 to February 27, 2009, so that such Section 7(a) is hereby amended to delete all references to “April 12, 2014” and replace such date with “February 27, 2009.”
2. CONFORMING CHANGES.
     The Exhibits to the Rights Agreement shall be restated to reflect this Amendment, including all conforming changes.
3. SEVERABILITY
     If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the reminder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
4. COUNTERPARTS
     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. EFFECT OF AMENDMENT
     Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first above written.

BRIGHTPOINT, INC.
Attest:

By:		By:	/s/ Steven E. Fivel
	Name:		Name: Steven E. Fivel
	Title:		Title: Executive Vice President and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

Attest:

By:		By:
	Name:		Name:
	Title:		Title: